CUSIP No:________                                                Warrant No:___

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                     NORTH AMERICAN INSURANCE LEADERS, INC.
             (Incorporated under the Laws of the State of Delaware)


         THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below and in the Warrant Agreement (as defined below), ____________________________, the holder of this Certificate is the registered holder of ____ warrants (each, a "Warrant" and collectively, the "Warrants"), each of which entitles the Holder to purchase one (1) non-assessable share (each a "Share"), par value $0.0001 per share, of the Common Stock of NORTH AMERICAN INSURANCE LEADERS, INC. (the "Corporation"), upon surrender of this Certificate and a properly endorsed exercise form at any time up to 5:00 p.m., New York City time, on _________________, 2009 for a purchase price of $6.00 per Share.

         Subject to the terms of the Warrant Agreement (the "Warrant Agreement") dated as of __________________, 2005, between the Corporation and Mellon Investor Services LLC (the "Warrant Agent"), each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined in the Warrant Agreement) occurring during the period (the "Exercise Period") commencing on the later of the Company's completion of a Business Combination (as defined in the Warrant Agreement) or __________________, 2006 and ending at 5:00 P.M., New York time, on
_________________, 2009, or earlier upon redemption (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

         This Warrant may be exercised only at the offices of the Warrant Agent,
_____________________________________________.

         No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Corporation shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

         Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

         Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

         The Corporation and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

         The Corporation reserves the right to call the Warrant, at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $11.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Corporation by the end of the date specified in the notice of call shall be canceled on the books of the Corporation and have no further value except for the $.01 call price.

         This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of _____________, 2006.


                                     (SEAL)

Countersigned and Registered:                     ______________________________
Transfer Agent and Registrar                      Scott A. Levine
                                                  Chairman of the Board

By:  ______________________________               ______________________________
      Authorized Signatory                        William R. de Jonge
                                                  President

                                SUBSCRIPTION FORM
     (To Be Executed by the Registered Holder in Order to Exercise Warrants)


The undersigned Registered Holder irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of


________________________________________________________________________________

                     (Please type or print name and address)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________

                 (Social Security or Tax Identification Number)


and be delivered to_____________________________________________________________

                     (Please type or print name and address)


________________________________________________________________________________


and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:_____________


                              __________________________________________________

                                                (Signature)


                              __________________________________________________

                                                 (Address)


                              __________________________________________________



                              __________________________________________________

                                          (Tax Identification Number)

                                   ASSIGNMENT
      (To Be Executed by the Registered Holder in Order to Assign Warrants)

FOR VALUE RECEIVED, ______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS

UNTO __________________________________________________________________________,
     (Please print or typewrite name and address, including zip code, and social security number of assignee)

__________________ (______) Warrants to purchase Common Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said Warrants on the books of the Corporation, with full power of substitution in the premises.

Dated: ___________________       _______________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).